UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2014, the Board of Trustees of Brandywine Realty Trust (the “Company”) appointed Thomas E. Wirth, age 50, as Executive Vice President and Chief Financial Officer of the Company in replacement of Mr. Howard M. Sipzner effective as of the close of business on March 10, 2014. Since December 2009, Mr. Wirth served the Company as Executive Vice President, Portfolio Management and Investments where he directed portfolio management, acquisition and disposition activities and assisted in formulating the Company’s capital allocation tactics, including structuring joint ventures and construction financings. From 2004 until 2009, Mr. Wirth served as President (2007-2009) and Chief Financial Officer of Feldman Mall Properties. From 1997 to 2004, he served first as the Vice President of Finance and later as Chief Financial Officer of SL Green Realty Corporation. Mr. Wirth has also served as Vice President of Financial Reporting and Analysis for Greenwich, Connecticut-based United Waste System, Inc., and spent ten years with Ernst & Young LLP in various positions, including Senior Manager. Mr. Wirth is a CPA and earned his B.A. in business management and accounting from Gettysburg College.
There is no arrangement or understanding with any person pursuant to which Mr. Wirth was elected as Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Wirth and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Wirth does not have a written employment agreement. He receives an annual base salary commensurate with his duties and is eligible for an annual incentive compensation award. Mr. Wirth also is eligible to participate in the Company’s equity-based incentive plans and other benefit plans and arrangements available to Company officers and employees as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 12, 2013 (the “Proxy”). Mr. Wirth is also a party to a change of control agreement with the Company as described in the Proxy.
The appointment of Mr. Wirth as Executive Vice President and Chief Financial Officer follows the termination of Howard M. Sipzner as the Company’s Executive Vice President and Chief Financial Officer on March 10, 2014.
Mr. Sipzner’s departure will be deemed to be a termination by the Company for reasons other than for cause under the terms of his employment agreement with the Company, and he will receive the benefits he is entitled to under the employment agreement. A copy of Mr. Sipzner’s employment agreement is included as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 4, 2010 and is incorporated herein by reference.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Financial Officer

Brandywine Operating Partnership, L.P., as Registrant and as sole General Partner of Brandywine Realty Trust
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Financial Officer

Date: March 11, 2014